Exhibit 10.10

REGISTRATION RIGHTS AGREEMENT

dated as of             , 2021

among

GYROSCOPE THERAPEUTICS HOLDINGS PLC

and

THE HOLDERS NAMED HEREIN

This Registration Rights Agreement dated as of             , 2021 (this “Agreement”), is by and among Gyroscope Therapeutics Holdings plc (the “Company”) and the Holders listed in Schedule A hereto. Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in Section 1.1.

WHEREAS, the Holders are currently party to that certain Shareholders’ Agreement relating to Gyroscope Therapeutics Holdings plc (“Gyroscope”) dated April 15, 2021 (the “Shareholders’ Agreement”) that provides for, among other things, Gyroscope and the Holders to enter into a registration rights agreement, effective no later than the closing of an IPO (as defined in the Shareholders’ Agreement);

WHEREAS, the Company was re-registered as a public limited company through the adoption of new Articles (as defined below); and

WHEREAS, as part of the arrangements to enable the Company to consummate an IPO, the Holders and the Company desire to enter into this Agreement to set forth the registration rights of the Holders with respect to any Registrable Securities held by them.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. DEFINED TERMS; RULES OF CONSTRUCTION.

1.1 DEFINED TERMS. Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below:

“Act” means the U.K. Companies Act 2006 (as amended from time to time).

“ADSs” mean American Depositary Shares representing the Ordinary Shares of the Company.

“Affiliate” means, in relation to one Person, any Person that is, directly or indirectly, (i) Controlled by, (ii) Controlling, or (iii) under common Control with such other Person, as of the date on which, or at any time during the period in which, such affiliate status is determined.

“Agreement” has the meaning set forth in the preamble hereof.

“Articles” means the articles of association of the Company as amended or superseded from time to time.

“Asset Sale” means the disposal (in one transaction or a series of connected transactions) by the Company of all or substantially all of its undertaking and assets (which shall include, without limitation, the grant by the Company of an exclusive licence over all or substantially all of the commercially valuable intellectual property of the Company not entered into in the ordinary course of business);

“Baker Bros LS” means Baker Brothers Life Sciences, L.P. a limited partnership organized under the laws of the State of Delaware in the United States of America, whose office is at 860 Washington St, 3rd Floor, New York, NY 10014, United States of America.

“Baker Bros 667” means 667, L.P. a limited partnership organized under the laws of the State of Delaware in the United States of America, whose office is at 860 Washington St, 3rd Floor, New York, NY 10014, United States of America.

“Board” means the board of directors of the Company as constituted from time to time.

“Business Day” means any day other than Saturday, Sunday or a day on which commercial banks are required or authorized by law to remain closed in the City of London or New York, New York.

“CE” means Cambridge Enterprise Limited, a company registered in England and Wales (registered number 01069886) whose registered office is at The Old Schools, Trinity Lane, Cambridge CB2 1TN.

“CIC” Cambridge Innovation Capital Limited a company incorporated in England and Wales (registered number 08243718) whose registered office is at Hauser Forum, 3 Charles Babbage Road, Cambridge, CB3 0GT.

“CIC Group” means CIC, and any company that becomes a Parent Undertaking of CIC and the shareholders of which and their respective shareholdings are, at the time of so becoming, in all material respects the same as the shareholders and their respective shareholdings in CIC immediately prior to such time, and each of their respective Subsidiary Undertakings from time to time (including CICJ).

“CICJ” means Cambridge Innovation Capital (Jersey) Limited a company incorporated in Jersey (registered number 112629) whose registered office is at Aztec Group House, 11-15 Seaton Place, St Helier, Jersey JE4 0QH.

“Civil Partner” means in relation to a Holder, a civil partner (as defined in the U.K. Civil Partnership Act 2004) of the Holder.

“Company” has the meaning set forth in the preamble hereof.

“Company Notice” has the meaning set forth in Section 2(a) hereof.

“Control” shall have the meaning ascribed in Rule 405 of the Securities Act. The terms “Controlled” and “Controlling” shall be construed accordingly with this definition.

“Deemed Liquidation Event” means a merger or consolidation of the Company involving the cessation of the Company’s existence as an independent body corporate (other than a merger or consolidation in which the Company’s shareholders immediately prior to completion of the merger or consolidation continue to be entitled to exercise a majority of the voting rights attaching to the shares or securities of the merged or consolidated entity immediately following completion of the merger or consolidation and in substantially the same proportions between them as they were entitled to exercise those voting rights in the share capital of the Company immediately prior to such merger or consolidation).

“Delay/Suspension Period” has the meaning set forth in Section 10 hereof.

“Demand Notice” has the meaning set forth in Section 2(a) hereof.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Eligible Holders” has the meaning set forth in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“F-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC in a similar or comparable manner.

“Family Trust” means as regards any particular individual member or deceased or former individual member who is an Original Shareholder, trusts (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in any of the Ordinary Shares in question is for the time being vested in any person other than the individual member and/or Privileged Relations of that individual; and so that for this purpose a person shall be considered to be beneficially interested in an Ordinary Share if such Ordinary Share or the income thereof is liable to be transferred or paid or applied or appointed to or for the benefit of such person or any voting or other rights attaching thereto are exercisable by or as directed by such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Forbion” means Forbion Growth Opportunities, Forbion V and any of their Permitted Transferees.

“Forbion Growth Opportunities” means Forbion Growth Opportunities Fund I Cooperatief U.A. whose registered office is at Gooimeer 235, 1411 DC Naarden, the Netherlands acting by its general partner Forbion Growth Management B.V. whose registered office is at Gooimeer 235, 1411 DC Naarden, the Netherlands.

“Forbion V” means Forbion Capital Fund V Cooperatief U.A. whose registered office is at Gooimeer 235, 1411 DC Naarden, the Netherlands acting by its general partner Forbion V Management B.V. whose registered office is at Gooimeer 235, 1411 DC Naarden, the Netherlands.

“Fosun” means Fosun Industrial Co., Limited (registered number is 0923961), a private limited company incorporated in Hong Kong, whose registered office is at Level 54 Hopewell Centre 183 Queen’s Road East, Hong Kong.

“Fund Manager” means a person whose principal business is to make, manage or advise upon investments in securities.

“Governmental Authority” means (i) the federal government, any state or municipal government or other national or foreign political subdivision with jurisdiction over the applicable Person; (ii) an executive, regulatory, legislative, judicial or administrative government entity or authority with jurisdiction over the applicable Person, whether national or foreign, which includes, with respect to items (i) and (ii) above, their respective bodies, autonomous government entities, self-regulatory entities, divisions, departments, boards, representation offices, agencies or commissions, including the SEC; (iii) a single court, tribunal or judicial, administrative or arbitration body; or (iv) any stock exchange or organized over-the-counter market to which the applicable Person is subject.

“Holder” shall mean the Investors or any of their Affiliates, so long as such Person holds any Registrable Securities and any Person owning Registrable Securities who is a Permitted Transferee of rights under Section 14.2.

“Holder Majority” means, (i) with respect to a particular Registration Statement, Holder(s) holding more than 70% of the Registrable Securities then-held by Holder(s) who are participating in such Registration Statement and (ii) for all other purposes, Holder(s) holding more than 70% of the Registrable Securities then-held by Holder(s);.

“Initiating Holder” has the meaning set forth in Section 2(a) hereof.

“Insolvency Proceedings” means any insolvency related proceedings, whether in or out of court, including proceedings or steps leading to any form of bankruptcy, liquidation, administration, receivership, arrangement or scheme with creditors, moratorium, stay or limitation of creditors’ rights, interim or provisional supervision by a court or court appointee, winding up or striking off, or any distress, execution, commercial rent arrears recovery or other process levied or exercised, or any event similar to any such events in any jurisdiction outside England and Wales.

“Investment Fund” means fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager or an entity controlled by a fund, partnership, company, syndicate or other entity whose business is managed by a Fund Manager.

“Investors” means each of: (a) each of Syncona and Syncona Holdings; (b) each of CE, CICJ and the University; (c) each of Baker Bros LS and Baker Bros 667; (d) each of Forbion Growth Opportunities and Forbion V; (f) Fosun; (g) Sofinnova; (h) Tetragon; and (i) each T. Rowe Investor, and any other person who becomes a Party pursuant to clause 7.3 of the Shareholders’ Agreement as an “Investor” by signing a Deed of Adherence in accordance with clause 7.1 of the Shareholders’ Agreement and is named in that Deed of Adherence as an “Investor”.

“IPO” means the Company’s firm commitment underwritten initial public offering of ADSs representing Ordinary Shares of the Company under the Securities Act, consummated on or about the date hereof, for listing on Nasdaq.

“Material Adverse Change” means (1) in the opinion of a Holder Majority, there has been a material adverse change in the position or prospects of the Company; or (2) the Company has entered into any Insolvency Proceedings.

“Material Transaction” means any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a material purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other material transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the board of directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

“Member of the same Fund Group” means if the Holder is an Investment Fund or is a nominee of that Investment Fund:

(i)

any participant or partner in or member of any such Investment Fund or the holders of any unit trust which is a participant or partner in or member of any Investment Fund (but only in connection with the dissolution of the Investment Fund or any distribution of assets of the Investment Fund pursuant to the operation of the Investment Fund in the ordinary course of business);

(ii)	any Investment Fund managed or advised by that Fund Manager;

(iii)	any Subsidiary Undertaking or immediate Parent Undertaking of that Fund Manager, or any Subsidiary Undertaking of the immediate Parent Undertaking of that Fund Manager; or

(iv)	any trustee, nominee or custodian of such Investment Fund and vice versa;

“Member of the same Group” means, as regards any undertaking, a company which is from time to time a Parent Undertaking or a Subsidiary Undertaking of that company or a Subsidiary Undertaking of any such Parent Undertaking;

“Member of the University Group” means any member of the University Group;

“Ordinary Shares” refer to the ordinary shares in the issued share capital of the Company following the closing of the IPO.

“Original Shareholder” means in relation to a Permitted Transfer of Ordinary Shares, the transferor or (in the case of a series of Permitted Transfers) the first transferor in the series.

“Other Securities” means with respect to a particular registration statement, any of the Ordinary Shares or ADSs that are to be included in such registration statement that are not Primary Securities or Registrable Securities.

“Permitted Transferees” means:

(i)	in relation to a Holder who is an individual, any of his or her Privileged Relations, or Trustees;

(ii)	in relation to a Holder who is an individual, a nominee or a custodian, a person to whom that Holder is to transfer legal title to any of his Shares on terms approved by Preferred Majority Consent;

(iii)	in relation to a Holder which is an undertaking (as defined in section 1161(1) of the Act), any Member of the same Group;

(iv)	in relation to a Holder which is an Investment Fund, any Member of the same Fund Group or any Member of the same Group;

(v)	in relation to the University, means any Member of the University Group;

(vi)	in relation to CE, means (i) any Member of the same Group and (ii) (for so long as CE is a Subsidiary of the University) any Member of the University Group;

(vii)

in relation to CICJ, to any member of the CIC Group and any company, partnership, unincorporated association, fund, collective investment undertaking, collective investment scheme or co-investment scheme (however configured) of which a member of the CIC Group is the investment manager (or an authorized representative of the investment manager) or operator; and

(viii)	in relation to a holder of deferred shares of the Company, a person approved in accordance with the Articles.

“Permitted Transfers” has the meaning set out in the Company’s Articles.

“Person” means an individual, company (whether incorporated or not), general or limited partnership, association, foundation, condominium, fund, consortia, joint venture, entity, trust, international or multilateral organization or other public, private or semi-public entity and any Governmental Authority as well as the successors thereof.

“Preferred Majority” means the holders of at least seventy per cent. (70%) of the Preferred Shares, or the Registrable Securities received upon conversion or exchange of the Preferred Shares, including the consent of at least one of the following: (a) each of the Forbion Investors; (b) each of the Sofinnova Investors; and/or (c) each of the T. Rowe Investors;

“Preferred Majority Consent” means the prior written consent of a Preferred Majority;

“Preferred Shares” refer to the series A preferred shares, the series B preferred shares and the series C preferred shares in the capital of the Company and having the rights set out in the Articles.

“Primary Securities” means, with respect to a particular registration statement, any of the Ordinary Shares or ADSs, which may be sold by the Company in a registered offering pursuant to such registration statement.

“Privileged Relation” means in relation to any transfer of Ordinary Shares, a spouse, Civil Partner or legitimate child or step or adopted child of the Original Shareholder.

“Prospectus” means the prospectus included in a Registration Statement filed with the SEC, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Registrable Securities” means, at any time, and with respect to any Holder, all ordinary shares without designation issued or issuable upon conversion or exchange of the Preferred Shares, and ADS representing such ordinary shares; provided that “Registrable Securities” shall exclude (i) any ordinary shares without designation and ADS representing such ordinary shares sold by a person to the public pursuant either to an effective registration statement under the Securities Act or Rule 144 under the Securities Act, and (ii) any ordinary shares without designation and ADS representing such ordinary shares sold by a person in a transaction in which the applicable rights under clause 15 of the Shareholders’ Agreement are not assigned to a Permitted Transferee in accordance with the terms of this Agreement or for which registration rights have terminated.

“Registration” means a registration with the SEC of the offer and sale to the public of ADS representing Ordinary Shares under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.

“Registration Statement” means any registration statement of the Company that registers any of the Registrable Securities under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto.

“S-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC in a similar or comparable manner.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” the United States Securities Act of 1933, as amended.

“Shareholders Agreement” means the Shareholders Agreement dated as of April 15, 2021, among the Company and the Holders.

“Subsidiary”, “Subsidiary Undertaking” and “Parent Undertaking” have the respective meanings set out in sections 1159 and 1162 of the Act;

“Holders’ Counsel” has the meaning set forth in Section 6(a)(ii) hereof.

“Sofinnova” means Sofinnova Venture Partners X, L.P., a limited partnership incorporated in Delaware whose registered office is at 3000 Sand Hill Road, Bldg. 4, Suite 250 Menlo Park, CA 94025 acting by its general partner Sofinnova Management X, L.L.C., a limited liability corporation incorporated in Delaware whose registered office is at 3000 Sand Hill Road, Bldg. 4, Suite 250 Menlo Park, CA 94025.

“Syncona” means Syncona Portfolio Limited, a non-cellular company limited by shares incorporated in Guernsey (registered number 62778) whose registered office is at Arnold House, St Julian’s Avenue, St Peter Port, Guernsey GYI 3RD.

“Syncona Holdings” means Syncona Holdings Limited, a non-cellular company limited by shares incorporated in Guernsey (registered number 62777) whose registered office is at Arnold House, St Julian’s Avenue, St Peter Port, Guernsey GYI 3RD;

“Takedown Notice” has the meaning set forth in Section 3(a) hereof.

“Tetragon” means Tetragon Financial Group Limited (registered number 43321) a public company, whose registered office is at Western Suite Ground Floor Mill Court La Charroterie St Peter Port Guernsey GY1 1EJ.

“Transaction Documents” means this Agreement and the other agreements, instruments and documents contemplated hereby and thereby, including each exhibit hereto and thereto.

“Trustees” in relation to a Holder means the trustee or the trustees of a Family Trust.

“T. Rowe Investors” means (i) T. Rowe Price Health Sciences Fund, Inc., (ii) Td Mutual Funds—Td Health Sciences Fund, (iii) T. Rowe Price Health Sciences Portfolio, (iv) T. Rowe Price New Horizons Fund, Inc., (v) T. Rowe Price New Horizons Trust, (vi) T. Rowe Price U.S. Equities Trust and (vii) Massmutual Select Funds—Massmutual Select T. Rowe Price Small And Mid Cap Blend Fund, each being funds and/or accounts advised or subadvised by T. Rowe Price Associates, Inc. (with each a “T. Rowe Investor”).

“UCEF Funds” means:

(i)	the SEIS and/or EIS funds, each called the “University of Cambridge Enterprise Fund” (and which, following the first such fund, are designated by consecutive Roman numerals); and/or

(ii)

any SEIS and/or EIS syndicate investment, each called the “University of Cambridge Enterprise Fund Syndicate” followed by the name of the investment (and which, following the first such syndicate, is designated by consecutive Roman numerals).

“Underwritten Offering” means a Registration in which securities of the Company (including as may be represented by ADSs) are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public in a widely distributed offering.

The “University” means The Chancellor, Masters And Scholars Of The University Of Cambridge, whose administrative offices are at The Old Schools, Trinity Lane, Cambridge CB2 1TN.

“University Group” means:

(i)	the University and its subsidiaries;

(ii)	the University Seed Funds; and

(iii)	the CIC Group.

“University Seed Funds” means the Cambridge Enterprise Seed Funds, the UCEF Funds and those funds established by CE or the University from time to time to invest or co-invest in University spin-outs which are managed or operated by CE or to which CE is appointed representative or investment adviser (including any syndicate funds established to allow UCEF investors to make follow-on investments).

“$” means the lawful currency of the United States of America.

1.2 RULES OF CONSTRUCTION. The term “this Agreement” means this registration rights agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

Section 2. DEMAND REGISTRATION.

(a) At any time after one hundred eighty (180) days following the consummation of the IPO, for so long as any Registrable Securities are then outstanding, a Holder or Holders holding in the aggregate at least twenty percent (20%) of the Registrable Securities then outstanding shall have the right to request that the Company file and cause to become effective a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Holder(s) once such Holder(s) are no longer subject to the lock-up applicable to them entered into in connection with the IPO (which may be due to the expiration or waiver of such lock-up with respect to such Registrable Securities) (a “Demand Notice”) by delivering a written request to the Company specifying the number of Registrable Securities such Holder(s) wish to Register and the intended method of distribution thereof (a “Demand Registration” and the Holder(s) submitting such Demand Registration, the “Initiating Holder” or “Initiating Holders”, collectively). The Company shall (i) within 10 Business Days of the receipt of such request, give written notice of such Demand Registration (the “Company Notice”) to all Holders other than the Initiating Holder(s) (the “Eligible Holders”), (ii) as soon as practicable, and in any event within forty-five (45) days of receipt of such request, file a Registration Statement in respect of such Demand Registration, provided that all necessary documents for the registration can be obtained and prepared within such 45-day period; and (iii) use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable thereafter. The Company shall include in such Registration all Registrable Securities that the Eligible Holders request to be included within the 10 Business Days following their receipt of the Company Notice. If the method of distributing the offering is an underwritten public offering, the Company may designate in its sole discretion, the managing underwriter for such offering.

(b) The Company shall not be obligated to file and use its reasonable best efforts to cause to become effective: (i) more than two Registration Statements initiated pursuant to Section 2(a); or (ii) any Registration Statement pursuant to Section 2(a) (A) if the Company believes, in good faith, that it will file and cause to be effective a registration statement with respect to Primary Securities (other than on Form F-4 or Form S-8 promulgated under the Securities

Act or any successor forms thereto) within 60 days of such a demand or (B) if a registration statement with respect to Primary Securities (other than on Form F-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) has been declared effective and not withdrawn in the prior 180 days; provided that in connection with any such registration statement that has not been declared effective, the Company is in good faith using commercially reasonable efforts to cause such registration statement to become effective. The Registrable Securities requested to be Registered pursuant to Section 2(a) (including, for the avoidance of doubt, the Registrable Securities of Eligible Holders requested to be registered) must represent an aggregate price to the public of Registrable Securities that is reasonably expected to equal at least $10,000,000.

(c) With respect to any registration pursuant to Section 2(a), the Company may include in such registration any Primary Securities or Other Securities; provided, however, that if the managing underwriter or underwriters formally advise(s) the Company in writing and with sufficient explanation that the inclusion of all Registrable Securities, Primary Securities and Other Securities proposed to be included in such registration would interfere with the successful marketing (including, but not limited to, pricing) of all such securities, then the number of Registrable Securities, Primary Securities and Other Securities proposed to be included in such registration shall be included in the following order:

(i) first, the Registrable Securities held by the Holders requesting that their Registrable Securities be included in such registration pursuant to Section 2(a), pro rata based upon the number of Registrable Securities owned by each such Holder at the time of such registration; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all Primary Securities and Other Securities are first entirely excluded from the underwriting, provided that for purposes of this Subsection 2(c) concerning apportionment, any selling Holder and all Affiliates of that selling Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all persons included in such “selling Holder,” as defined in this sentence;

(ii) second, the Primary Securities; and

(iii) third, the Other Securities.

(d) A requested registration under this Section 2 may be rescinded at any time prior to such registration being declared effective by the SEC by written notice to the Company from those Holders who initiated the request, at their discretion; provided, however, that such rescinded registration shall not count as a registration initiated pursuant to this Section 2 for purposes of Section 2(b)(i) above if (i) such request to rescind the registration is during a period the Company has deferred taking action pursuant to Section 2(b)(ii) above or Section 10 below or (ii) if the Company shall have been reimbursed (pro rata by the Holders requesting registration or in such other proportion as they may agree) for all reasonable and documented out-of-pocket expenses incurred by the Company in connection with such rescinded registration; provided, further, however, that if, at the time of such rescission, the Holders who initiated the request shall have learned of an event that is, or is reasonably likely to result in, a Material Adverse Change from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to reimburse the Company for any out-of-pocket expenses incurred by the Company in connection with such rescinded registration and such rescinded registration shall not count as a registration initiated pursuant to this Section 2 for purposes of clause (i) of subsection (b).

(e) The Company shall be deemed to have effected a Registration for purposes of Section 2(a) only if the applicable Registration Statement (i) is declared effective by the SEC or becomes effective upon filing with the SEC, or (ii) is withdrawn at the request of the requesting Holders (other than as a result of a Material Adverse Change to the Company).

(f) In the event that the Company intends to effect a Registration for purposes of Section 2(a) by means of an Underwritten Offering, no Holder may include Registrable Securities in such Registration unless such Holder, subject to the limitations set forth in Section 9, (i) agrees to sell its Registrable Securities on the basis provided in the applicable underwriting arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required and in customary form under the terms of such underwriting arrangements and (iii) cooperates with the Company’s reasonable and customary requests in connection with such Registration (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

Section 3. REGISTRATIONS ON FORM S-3 OR F-3.

(a) Subject to Section 3(b), at any time after the date hereof when the Company is eligible to Register the applicable Registrable Securities on Form S-3 or Form F-3 (or a successor form), a Holder or Holders holding in the aggregate at least ten percent (10%) of the Registrable Securities then outstanding is entitled to request a Demand Registration pursuant to which the Company shall, as soon as practicable and in any event within forty-five (45) days after the date such request is given, file and use its commercially reasonable efforts to cause to become effective as soon as practicable thereafter a registration statement on Form S-3 or Form F-3 (or a successor thereto) for all or part of the Registrable Securities on such Form S-3 or Form F-3 (or a successor thereto) pursuant to this Section 3 (a “Shelf Registration”). For the avoidance of doubt, the requirement that (i) the Company deliver a Company Notice within 10 Business Days in connection with a Demand Registration and (ii) the right of Eligible Holders to request that their Registrable Securities be included in a Registration Statement filed in connection with a Demand Registration, each as set forth in Section 2(a), shall apply to a Demand Registration that is effected as a Shelf Registration. There shall be no limitations on the number of Shelf Registration or shelf takedowns pursuant to such Shelf Registrations; provided, however, that the Holders may not require the Company to effect more than two Shelf Registrations or cooperate in more than two shelf takedowns pursuant to this Section 3 in a 12-month period. If any Initiating Holder holds Registrable Securities included on a Shelf Registration, it shall have the right to request that the Company cooperate in a shelf takedown at any time, including an Underwritten Offering, by delivering a written request thereof to the Company specifying the kind and number of Registrable Securities such Initiating Holder wishes to include in the shelf takedown (“Takedown Notice”). The Company shall (i) within five (5) Business Days of the receipt of a Takedown Notice, give written notice of such Takedown Notice to all Holders of Registrable Securities included on such Shelf Registration (the “Company Takedown Notice”), and (ii) take all actions reasonably requested by the Initiating Holder who submitted the Takedown Notice, including the filing of a Prospectus supplement and the other actions described in Section 6, in accordance with the intended method of distribution set forth in the Takedown Notice as expeditiously as practicable, and in any case, within 45 days of receipt of such Takedown Notice. If the shelf takedown is an Underwritten Offering, the Company shall include in such Underwritten Offering all Registrable Securities that the Holders of Registrable Securities included in the Registration Statement for such Shelf Registration request be included within the five Business Days following such Holders’ receipt of the Company Takedown Notice. The Registrable Securities requested to be included in a Shelf Registration or in a Takedown Notice must represent a price to the public of Registrable Securities that is reasonably expected to equal at least $5,000,000. With respect to any Shelf Registration and subsequent shelf takedown pursuant to this Section 3(a), the Company may include in such Shelf Registration or shelf takedown any Primary Securities or Other Securities; provided, however, that if in connection with any shelf takedown the managing underwriter or underwriters formally advise(s) the Company in writing and with sufficient explanation that the inclusion of all Registrable Securities, Primary Securities and Other Securities proposed to be included in such shelf takedown would interfere with the successful marketing (including, but not limited to, pricing) of all such securities, then the number of Registrable Securities, Primary Securities and Other Securities proposed to be included in such shelf takedown shall be included in the following order:

(i) first, the Registrable Securities held by the Holders requesting that their Registrable Securities be included in such shelf takedown pursuant to Section 3(a), pro rata based upon the number of Registrable Securities owned by each such Holder and included in the Shelf Registration at the time of such shelf takedown; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all Primary Securities and Other Securities are first entirely excluded from the underwriting, provided that for purposes of this Subsection 3(a) concerning apportionment, any selling Holder and all Affiliates of that selling Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities included in the Shelf Registration owned by all persons included in such “selling Holder,” as defined in this sentence;

(ii) second, the Primary Securities; and

(iii) third, the Other Securities.

(b) The Company shall not be obligated file and use its commercially reasonable efforts to cause to become effective any Shelf Registration Statement or to cooperate in any shelf takedown pursuant to Section 3(a) (i) if the Company believes, in good faith, that it will file and cause to be effective a registration statement with respect to Primary Securities (other than on Form F-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) within 30 days of such a demand or (ii) if a registration statement with respect to Primary Securities (other than on Form F-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) has been declared effective and not withdrawn in the prior 90 days; provided that in connection with any such registration statement that has not been declared effective, the Company is in good faith using commercially reasonable efforts to cause such registration statement to become effective.

(c) A requested registration under this Section 3 may be rescinded at any time prior to such registration being declared effective by the SEC by written notice to the Company from those Holders who initiated the request, at their discretion; provided, however, that such rescinded registration shall not count as a registration initiated pursuant to this Section 3 for purposes of this subsection (c) if (i) such request to rescind the registration is during a period the Company has deferred taking action pursuant to Section 3(b) above or Section 10 below or (ii) if the Company shall have been reimbursed (pro rata by the Holders requesting registration or in such other proportion as they may agree) for all reasonable and documented out-of-pocket expenses incurred by the Company in connection with such rescinded registration; provided, further, however, that if, at the time of such rescission, the Holders who initiated the request shall have learned of an event that is, or is reasonably likely to result in, a Material Adverse Change from that known to such Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to reimburse the Company for any out-of-pocket expenses incurred by the Company in connection with such rescinded registration and such rescinded registration shall not count as a registration initiated pursuant to this Section 3 for purposes of subsection (c).

Section 4. PIGGYBACK REGISTRATION.

(a) If the Company at any time proposes, for any reason, to file a Registration Statement on Form S-1, F-1, F-3 or S-3 promulgated under the Securities Act or any successor forms thereto, to register any Primary Securities or Other Securities under the Securities Act (other than (i) on Form F-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or (ii) to register any Primary Securities in connection with the IPO), it shall promptly give written notice to each holder of its intention so to register such Primary Securities or Other Securities and, upon the written request, given no later than 10 Business Days prior to such registration of Primary Securities or Other Securities, of any such Holder to include in such registration Registrable Securities owned by such Holder (which request shall specify the number of the Registrable Securities proposed to be included in such registration), the Company shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration (such registration, a “Piggyback Registration”); provided, however, that if such registration is an Underwritten Offering and the managing underwriter formally advises the Company in writing and with sufficient explanation that the inclusion of all Primary Securities, Registrable Securities and Other Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of the ADSs proposed to be registered by the Company, then the number of Primary Securities, Registrable Securities and Other Securities proposed to be included in such registration shall be included in the following order:

(i) first, Primary Securities;

(ii) second, Registrable Securities held by the Holders requesting that Registrable Securities be included in such registration, pro rata based upon the number of Registrable Securities owned by each such Holder at the time of such registration, provided that for purposes of this Section 4(a) concerning apportionment, any selling Holder and all Affiliates of that selling Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all persons included in such “selling Holder,” as defined in this sentence; provided, however that the Company and the underwriters in such a transaction may reduce the number of Registrable Securities proposed to be registered to a minimum of 25% of the total number of securities to be registered pursuant to any such Piggyback Registration; and

(iii) third, the Other Securities held by shareholders requesting that Other Securities be included in such registration, pro rata based on the number of Other Securities owned by each such shareholder at the time of such registration of Other Securities (or among such shareholders in such other proportion as they shall otherwise agree);

provided, further, however, that if, at any time after giving written notice of its intention to Register any securities pursuant to this Section 4 and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company shall determine for any reason not to Register or to delay Registration of such securities, the Company may, at its election, give written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration and shall have no liability to any Holder in connection with such termination, and (ii) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other Registrable Securities

(b) For the avoidance of doubt, no Registration effected under this Section 4 shall relieve the Company of its obligations to effect any Demand Registration under Section 2 or 3 (for the avoidance of doubt, subject to the limitations on registration set forth in Sections 2(b), 3(b) and 10 hereof). If the offering pursuant to a Registration Statement pursuant to this Section 4 is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 4 shall, and the Company shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 4 shall, and the Company shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. If the Company files a Shelf Registration for its own account and/or for the account of any other Persons, the Company agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment. Any such Holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement, or if none, prior to the applicable registration statement or prospectus supplement, as applicable, being filed publicly with the SEC. For certainty, any such Holder who has withdrawn its request for inclusion shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

Section 5. RULE 144 REPORTING.

With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3 (or a successor thereto), the Company shall use commercially reasonable efforts to:

(a) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (or a successor thereto) (at any time after the Company so qualifies).

Section 6. PREPARATION AND FILING.

(a) If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of Registrable Securities, the Company shall, as expeditiously as practicable, and to the fullest extent permitted by applicable law:

(i) prepare and file with the SEC a Registration Statement that registers such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement (or any post-effective amendment thereto) to become effective as promptly as practicable, and remain effective for a period of 120 days or until the distribution contemplated in such Registration Statement of all of such Registrable Securities have been completed (if earlier); provided, however, that: such 120 day period shall be extended for a period of time equal to the period a Holder refrains, at the request of an underwriter of the Company, from selling any securities included in such registration; provided, further, in the case of any registration of Registrable Securities on Form S-3 or Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such Registration Statement shall be kept effective until the earlier of such time as all such Registrable Securities are sold or such time as all Registrable Securities registered on such Registration Statement are eligible to be sold pursuant to Rule 144 without limitation thereunder as to volume or manner of sale;

(ii) furnish, in reasonable advance of any public filing, drafts of a Registration Statement that registers Registrable Securities, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one special counsel selected by a Holder Majority (the “Holders’ Counsel”) copies of all such documents proposed to be filed, and consider in good faith any comments of any Holder selling Registrable Securities and their respective counsel on such documents;

(iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of the period required pursuant to clause (i) of this Section 6(a) or until all of the Registrable Securities have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Securities;

(iv) notify the Holders’ Counsel promptly in writing (A) of any comments by the SEC with respect to such Registration Statement or Prospectus, or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (B) of the effectiveness of such Registration Statement or any amendment thereto or of the filing of such Prospectus or any supplement thereto and the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any amendment thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its commercially reasonable efforts to register or qualify, or obtain exemption from the registration or qualification requirements for, Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of the Registrable Securities reasonably requests and take any and all other measures and do all other things which may be reasonably necessary or advisable to enable such seller of the Registrable Securities to consummate the disposition thereof in such jurisdictions; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this clause (v);

(vi) use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Holders of the issuance of any such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(vii) furnish without charge to each seller of the Registrable Securities such number of copies of any Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of the Registrable Securities may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities;

(viii) prepare, file and/or make available to the public and/or Holders any documents that comply with all relevant applicable regulations and that do not have any material omissions or misstatements;

(ix) notify on a timely basis each seller of the Registrable Securities at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of Section 6(a) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, promptly prepare and file a supplement or amendment to such Prospectus as may be necessary so that, as supplemented or amended, such Prospectus shall cease to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(x) make available for inspection by any seller of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other representative retained by any such seller or underwriter, all pertinent financial, business and other records and documents as shall be reasonably necessary to enable them to conduct appropriate due diligence, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or other representative in connection with such Registration Statement;

(xi) use its commercially reasonable efforts to obtain from its independent certified public accountants a “comfort” letter in customary form and covering such matters of the type customarily covered by comfort letters;

(xii) use its commercially reasonable efforts to provide (A) a legal opinion of the Company’s outside counsel dated the effective date of such registration statement addressed to the Company and to each Holder selling Registrable Securities addressing the validity of the Registrable Securities being offered thereby, (B) on the date that such Registrable Securities are delivered to the underwriters for sale, if such Registrable Securities are being sold through underwriters, or, if such Registrable Securities are not being sold through underwriters, on the closing date of the applicable sale, (1) one or more legal opinions of the Company’s outside counsel, dated such date, in form and substance as customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (2) one or more “negative assurances letters” of the Company’s outside counsel, dated such date, in form and substance as is customarily given to underwriters in an underwritten public offering or, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities, in each case, addressed to the underwriters, if any, or, if requested, in the case of a non-underwritten offering, to the broker, placement agent or other agent of the Holders assisting in the sale of the Registrable Securities and (C) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;

(xiii) obtain the approval of all Governmental Authorities and self-regulatory bodies as may be necessary to effect the registration of the Registrable Securities and consummate the disposition of such Registrable Securities pursuant to the Registration Statement;

(xiv) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and request the registrar to provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(xv) list the Registrable Securities on any United States national securities exchange on which any ADSs are listed;

(xvi) notify each Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(xvii) after such Registration Statement becomes effective, notify each Holder of any request by the SEC that the Company amend or supplement such registration statement or Prospectus;

(xviii) make available one or more senior executives for participation in roadshows and other marketing activities in connection with any Underwritten Offering as the Company and the underwriters for such offering may reasonably agree, but in any event subject to the limitation that such officer’s or officers’ participation shall not negatively interfere with the Company’s normal course of business; and

(xix) otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

(b) Each Holder of Registrable Securities that sells Registrable Securities pursuant to a registration under this Agreement agrees that during such time as such seller may be engaged in a distribution of the Registrable Securities, such seller shall comply with Regulation M promulgated under the Exchange Act and pursuant thereto it shall, among other things: (i) distribute the Registrable Securities under the Registration Statement solely in the manner described in the Registration Statement covering such Registrable Securities; and (ii) cease distribution of the Registrable Securities pursuant to such Registration Statement upon receipt of written notice from the Company that the Prospectus covering the Registrable Securities contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 7. EXPENSES.

All expenses incurred by the Company in complying with Section 5, including all registration and filing fees (including all expenses incident to filing with FINRA), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants and fees, as well as the reasonable fees and expenses of Holders’ Counsel not to exceed $50,000 (the “Holders’ Counsel Reimbursement Cap”) shall be paid by the Company to the fullest extent permitted by applicable law. All expenses incurred by any Holder in connection with any sale of Registrable Securities under this Agreement, including share transfer taxes and the underwriting discounts and commissions and brokerage fees and expenses incurred in connection with the sale of Registrable Securities by any Holder, such Holder’s pro rata share of the fees and expenses of Holders’ Counsel in excess of the Holders’ Counsel Reimbursement Cap and the out-of-pocket expenses incurred by the Company for which the Holders are responsible, if any, pursuant to Sections 2(d) and 3(c), shall be paid by such Holder, except that the Company shall pay the reasonable fees and expenses of Company’s counsel in each relevant jurisdiction, to the extent required by the underwriters or the rules and regulations of the SEC to deliver an opinion or other documentation in connection with an offering, in any offerings pursuant to Section 2, 3 or 4.

Section 8. INDEMNIFICATION.

(a) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by applicable law the seller of such Registrable Securities, and each other Person, if any, who controls such seller and each officer, director, partner, member and registered investment advisor or subadvisor of any of the foregoing Persons (each an “Indemnified Seller”), against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which Registrable Securities were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto, any free writing prospectus or any document incident to registration or qualification of Registrable Securities, including any marketing materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, and the Company shall promptly reimburse, to the fullest extent permitted by applicable law, such Indemnified Seller for any reasonable legal or other expenses actually incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such Indemnified Seller to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment, supplement, free writing prospectus or document incident to registration or qualification of any Registrable Securities in reliance upon and in conformity with written information furnished to the Company by such Indemnified Seller, or a Person duly acting on its behalf, specifically for use in the preparation thereof.

(b) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities shall, severally and not jointly, indemnify and hold harmless the Company, to the fullest extent permitted by applicable law, each other seller of Registrable Securities under such registration, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each officer, director, partner, and member of any of the foregoing Persons, against any losses, claims, damages or liabilities to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which Registrable Securities were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto, any free writing prospectus or any document incident to registration or qualification of any Registrable Securities, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Securities, to an amount equal, when combined with the amount of any contribution under Section 8(d) below, to the net proceeds (after the payment of underwriting discounts and commissions) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is prejudiced or harmed by such failure. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party that conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the reasonably incurred and documented fees and expenses of any one lead counsel (plus one local counsel) retained by the indemnified party in connection with the matters covered by the indemnity agreement provided in this Section 8. If the defense is assumed by the indemnifying party, the indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected by the indemnified party without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, claim or proceeding.

(d) If, other than for the reason set forth in the proviso to the first sentence in Section 8(c), the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the fullest extent permitted by applicable law contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, when combined with the amount of any indemnification pursuant to Section 8(b) above, to an amount equal to the net proceeds (after the payment of underwriting discounts and commissions) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). Further, no Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 8 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party.

Section 9. UNDERWRITING AGREEMENT.

(a) Notwithstanding the provisions of Sections 7 and 8, to the extent that the Holders selling Registrable Securities in a proposed registration shall, to the fullest extent permitted by applicable law, enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections of this Agreement (it is understood and agreed that, for purposes of this clause (a), any indemnification provisions in any such underwriting or similar agreement that does not provide for the indemnification by the Company of a seller of Registrable Securities and other Persons or the indemnification by the seller of Registrable Securities of the Company and other Persons shall not supersede Section 8(a) or 8(b) above), the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b) If any registration pursuant to Sections 2 or 3 is requested to be an Underwritten Offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall, to the fullest extent permitted by applicable law, be entitled to receive indemnities from lead institutions, underwriters, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

(c) No Holder may participate in any registration hereunder that is underwritten unless such Holder agrees to (i) sell Registrable Securities proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company and a Holder Majority and (ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Holder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, (iii) such matters pertaining to such Holder’s compliance with securities laws as reasonably may be requested and (iv) such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 8 hereof.

Section 10. SUSPENSION.

Anything contained in this Agreement to the contrary notwithstanding, the Company may by notice in writing to each Holder of Registrable Securities to which a Prospectus relates, delay, for up to 90 calendar days (the “Delay/Suspension Period”), the filing or the effectiveness of any Registration Statement filed (or to be filed) under Section 2, 3 or 4 or require such Holder to suspend, for up to the Delay/Suspension Period the use of any Prospectus included in a Registration Statement filed under Sections 2, 3 or 4 if at the time of such delay or suspension, the Company furnishes to the requesting Holders a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board, the Board considers that it would be materially detrimental for the Registration Statement to become or remain effective because such action would: (a) interfere with a Material Transaction, (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (c) render the Company unable to comply with requirements under the Securities Act or the Exchange Act; provided that the Company shall not register any securities for its own account or that of any other shareholder during the Delay/Suspension Period; and provided, further, that the Company may not invoke this right more than once in any 12 month period. The period during which such registration must remain effective shall be extended by a period equal to the Delay/Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

Section 11. INFORMATION BY HOLDER.

Each Holder of Registrable Securities to be included in any registration shall promptly furnish to the Company and the managing underwriter such customary written information regarding such Holder and the distribution proposed by such Holder as the Company or the managing underwriter may reasonably request in writing at least four Business Days prior to the first anticipated filing date of any Registration Statement or amendment thereto, or Prospectus, as applicable, and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Sections 2, 3 and 4 with respect to any particular Holder are conditioned on the timely provisions of the foregoing information by each such Holder and, without limitation of the foregoing, will be conditioned on compliance by each such Holder with the following:

(a) each such Holder will, and will cause its Affiliates to, cooperate with the Company as reasonably requested by the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder will and will cause its Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all customary information reasonably requested by the Company regarding itself and its Affiliates and such other customary information as may reasonably be requested by the Company or required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the Registrable Securities owned by such Holder and to maintain the currency and effectiveness thereof;

(b) each such Holder shall, and it shall cause its Affiliates to, supply to the Company, its representatives and agents in a timely manner any customary information regarding itself and its Affiliates as the Company, its representatives or agents may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder; and

(c) on receipt of written notice from the Company upon the occurrence of any of the events specified in Section 10, or that requires the suspension by such Holder and its Affiliates of the distribution of any Registrable Securities owned by such Holder pursuant to applicable law, then such Holder shall, and it shall cause its Affiliates to, cease offering or distributing such Registrable Securities owned by such Holder until the offering and distribution of Registrable Securities owned by such Holder may recommence in accordance with the terms hereof and applicable law.

Section 12. TERMINATION.

This Agreement shall terminate and be of no further force or effect when (i) there shall not be any Registrable Securities, (ii) upon the occurrence of a Deemed Liquidation Event or Asset Sale or (iii) all Registrable Securities are eligible to be sold pursuant to Rule 144 without limitation thereunder as to volume or manner of sale; provided, however, that Sections 8 and 9 shall survive the termination of this Agreement. In addition, the Company shall have no obligation pursuant to this Agreement with respect to any Registrable Securities proposed to be sold by a Holder in a Registration pursuant to this Agreement if all such securities proposed to be sold by such Holder are eligible to be sold pursuant to Rule 144 without limitation thereunder as to volume or manner of sale.

Section 13. LIMITATION ON OTHER REGISTRATION RIGHTS.

The Company agrees that it shall not enter into any agreement with any holder or prospective holder of any securities of the Company that is not a party to this Agreement so long as any Registrable Securities are outstanding without the consent of a Holder Majority (i) that would allow such holder or prospective holder to include such securities in any Demand Registration, Shelf Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Holders included therein or (ii) on terms otherwise more favorable than this Agreement.

Section 14. MISCELLANEOUS.

14.1 NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, facsimile or e-mail with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address, facsimile number or e-mail address set forth below or such other address, facsimile number or e-mail address as such party may hereafter specify by notice to the other parties hereto given in accordance herewith. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile, e-mail or like transmission (or, if delivered or transmitted after normal business hours, on the next Business Day):

if to the Company, to:

Gyroscope Therapeutics Holdings plc

Stevenage Bioscience Catalyst

Gunnels Wood Road

Stevenage, Hertfordshire, SG1 2FX

United Kingdom

Telephone: + 44 (0)1438 906770

e-mail: e.johnston@gyroscopetx.com

Attention: Elaine Johnston

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Telephone: +1 (212) 450 4389

e-mail: yasin.keshvargar@davispolk.com; donald.lang@davispolk.com

Attention: Yasin Keshvargar; Donald K. Lang

if to a Holder, to its address on a signature page hereto or, if none, in the books of the Company.

14.2 ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs (in the case of any individual), successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Holder without the prior written consent of the Company; provided, further, however, that, notwithstanding the provisions of the foregoing proviso, to the extent that any Holder transfers any Registrable Securities to any Permitted Transferee in a transaction that does not violate the Articles and is otherwise permissible under applicable law, such Holder may transfer and assign, without the prior written consent of the Company, its rights, interests or obligations hereunder with respect to such Registrable Securities hereunder to such Permitted Transferee.

Notwithstanding the foregoing, in each case, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof, the registration rights provided for hereunder shall not be transferred in connection with such transfer unless such transferee complies with all such covenants, agreements and other undertakings.

Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

14.3 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties and their respective Affiliates with respect to the transactions contemplated hereby and supersedes and cancels all prior written or oral commitments, arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth in this Agreement.

14.4 MODIFICATIONS, AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing that expressly states that it is modifying or amending this Agreement and that is signed by the Company and a Holder Majority. Any party hereto (or a Holder Majority) may, only by an instrument in writing that expressly states that it is waiving compliance with this Agreement, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. Notwithstanding the foregoing, the terms and conditions of this Agreement as they apply to any Holder of the Company’s securities or related parties may not be modified or amended in any manner that results in a non-pro rata material adverse effect on the rights of such Holder without the prior written consent of such Holder. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

14.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 14.5, provided that receipt of copies of such counterparts is confirmed.

14.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK THAT APPLY TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE.

14.7 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each party to this Agreement, for itself and its Affiliates, hereby irrevocably and unconditionally:

(a) (i) agrees that any suit, action or proceeding instituted against it by any other party with respect to this Agreement may be instituted, and that any suit, action or proceeding by it against any other party with respect to this Agreement shall be instituted, only in the courts of the State of New York, located in New York County or the U.S. District Court for the Southern District of New York (and appellate courts from any of the foregoing) as the party instituting such suit, action or proceeding may in its sole discretion elect, (ii) consents and submits, for itself and its property, to the jurisdiction of such courts for the purpose of any such suit, action or proceeding instituted against it by any other party and (iii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(b) agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 14.7(a) may be effected by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or the applicable Holder, as the case may be, at the addresses for notices pursuant to Section 14.1 (with copies to such other Persons as specified therein); provided, however, that: (i) the Company agrees that the documents which start any proceedings and any other documents required to be served in relation to those proceedings may be served on it by being delivered to Gyroscope Therapeutics, Inc. or, if different, its registered office for the time being, and if such Person is not or ceases to be effectively appointed to accept service of process on behalf of the Company, the Company shall, appoint a further person in New York to accept service of process on its behalf and, failing such appointment within 30 days, the Holders jointly shall be entitled to appoint such a person by written notice addressed to the Company and delivered to the Company; provided, however, that a copy of any such documents shall in each instance be delivered to Davis Polk & Wardwell LLP at the address provided in Section 14.1, above; and (ii) nothing contained in this Section 14.7 shall affect the right of the Company or any Holder to serve process in any other manner permitted by law;

(c) (i) waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court specified in Section 14.7(a), (ii) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) agrees not to plead or claim either of the foregoing;

(d) WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY; and

(e) to the extent it has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or its property, hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

14.8 SEVERABILITY. To the fullest extent permissible under applicable law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect. Such parties further agree that any provision of this Agreement which, notwithstanding the preceding sentence, is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows: (a) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular Person or Persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular Person or Persons or under such particular circumstance or circumstances, as the case may be; (b) without limitation of clause (a), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (c) without limitation of clause (a) or (b), such ineffectiveness shall not render invalid, illegal or unenforceable this Agreement or any of the remaining provisions hereof.

14.9 NO THIRD PARTY BENEFICIARY. Except for the Persons indemnified pursuant to Section 8(a) or 8(b), this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that any nominee holding Registrable Securities beneficially for an Investor may enforce this Agreement as if it were a Holder, provided, however, that (i) the name of any such nominee shall be previously disclosed to the Company in writing, and (ii) such nominee will have no investment discretion with respect to the Registrable Securities, and such Investor will remain the beneficial owner of the Registrable Securities for all purposes.

14.10 NON-RECOURSE. No past, present or future director, officer, employee, incorporator, member, manager, partner, shareholder, Affiliate, agent, attorney, consultant, representative or principal of the Company or any Affiliate of the Company shall have any liability for any liabilities of the Company under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

14.11 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the others would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements set forth in this Agreement were not performed in accordance with its terms and therefore, each of the parties agrees that the others shall be entitled to specific performance, injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity (without the necessity of proving the inadequacy as a remedy of money damages or the posting of a bond).

14.12 BUSINESS DAYS. If any date provided for in this Agreement shall fall on a day that is not a Business Day, the date provided for shall be deemed to refer to the next Business Day.

14.13 ELECTRONIC EXECUTION. Delivery of an executed counterpart of a signature page of this Agreement and any other Transaction Document by telecopy or electronic format (including pdf) shall be effective as delivery of a manually executed counterpart of this Agreement or other Transaction Document.

14.14 CAPTIONS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement, and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[Signature Pages Follow]

The parties have executed and delivered this Registration Rights Agreement as of the date first written above.

GYROSCOPE THERAPEUTICS HOLDINGS PLC

By:
Name: Elaine Johnston
Title: General Counsel

[Company Signature Page to Registration Rights Agreement]

Signed by SYNCONA PORTFOLIO LIMITED acting by its authorised signatory:

By:
Name: Chris Hollowood
Title: Chief Investment Officer

[Shareholder Signature Page to Registration Rights Agreement]

Signed for and on behalf of CAMBRIDGE ENTERPRISE LIMITED acting by an authorised signatory:

By:
Name: Paul Seabright
Title: Deputy Director

[Shareholder Signature Page to Registration Rights Agreement]

Signed by CAMBRIDGE INNOVATION CAPITAL (JERSEY) LIMITED acting by an authorised signatory:

By:
Name: Grant Collins
Title: Director

[Shareholder Signature Page to Registration Rights Agreement]

Signed for and on behalf of THE CHANCELLOR, MASTERS AND SCHOLARS OF THE UNIVERSITY OF CAMBRIDGE acting by an authorised signatory:

By:
Name: David Hughes
Title: Director of Finance

[Shareholder Signature Page to Registration Rights Agreement]

Signed by FORBION GROWTH OPPORTUNITIES FUND I COOPERATIEF U.A. acting by FORBION GROWTH MANAGEMENT B.V., its director:

By:
For it: Wouter Joustra
Title: Authorized by Proxy

By:
For it: Dirk Kersten
Title: Authorized by Proxy

Signed by FORBION CAPITAL FUND V COOPERATIEF U.A. acting by FORBION V MANAGEMENT B.V., its director:

By:
For it: Sander Slootweg
Title: Authorized by Proxy

By:
For it: Geert-Jan Mulder
Title: Authorized by Proxy

[Shareholder Signature Page to Registration Rights Agreement]

Signed by

BAKER BROTHERS LIFE SCIENCES, L.P.

acting by BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner:

By:
Name: Scott Lessing
Title: President

Signed by

667, L.P.

acting by BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner:

By:
Name: Scott Lessing
Title: President

[Shareholder Signature Page to Registration Rights Agreement]

Signed by FOSUN INDUSTRIAL CO., LIMITED acting by an authorised signatory:

By:
Name: Xiaohui Guan
Title: Director

[Shareholder Signature Page to Registration Rights Agreement]

Signed by SOFINNOVA VENTURE PARTNERS X, L.P. acting by Sofinnova Management X, L.L.C., its General Partner:

By:
Name: Maha Katabi
Title: Managing Member

[Shareholder Signature Page to Registration Rights Agreement]

Signed by TETRAGON FINANCIAL GROUP LIMITED acting by Tetragon Financial Management LP, its investment manager:

By:
Name: Reade Griffith
Title: Authorized Representative

[Shareholder Signature Page to Registration Rights Agreement]

Signed by

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

TD MUTUAL FUNDS - TD HEALTH SCIENCES FUND

T. ROWE PRICE HEALTH SCIENCES PORTFOLIO

Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:
Name: Andrew Baek
Title: Vice President

Signed by

T. ROWE PRICE NEW HORIZONS FUND, INC.

T. ROWE PRICE NEW HORIZONS TRUST

T. ROWE PRICE U.S. EQUITIES TRUST

MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND

Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:
Name: Andrew Baek Title: Vice President

[Shareholder Signature Page to Registration Rights Agreement]

Schedule A

Syncona Portfolio Limited

Syncona Holdings Limited

Cambridge Enterprise Limited

Cambridge Innovation Capital (Jersey) Limited

The Chancellor, Masters And Scholars Of The University Of Cambridge

Baker Brothers Life Sciences, L.P.

667, L.P.

Forbion Growth Opportunities Fund I Cooperatief U.A.

Forbion Capital Fund V Cooperatief U.A.

Fosun Industrial Co., Limited

Sofinnova Venture Partners X, L.P.

Tetragon Financial Group Limited

Certain funds and accounts advised or subadvised by T. Rowe Price Associates, Inc., consisting of:

-T. Rowe Price Health Sciences Fund, Inc.

-Td Mutual Funds - Td Health Sciences Fund

-T. Rowe Price Health Sciences Portfolio

-T. Rowe Price New Horizons Fund, Inc.

-T. Rowe Price New Horizons Trust

-T. Rowe Price U.S. Equities Trust

-Massmutual Select Funds - Massmutual Select T. Rowe Price Small And Mid Cap Blend Fund